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                                                                      EXHIBIT 11
                           WYNDHAM HOTEL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
           QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                        Quarter Ended               Nine Months Ended
                                                        September 30                  September 30
                                                     -------------------          ---------------------
                                                       1995       1996              1995        1996
                                                     --------    -------          -------      -------
Primary Earnings Per Share:
Number of Shares:
   Common stock outstanding                                 -      20,018                -       20,018
   Assumed exercise of stock options*                       -           -                -            -
                                                     --------    --------         --------     --------
                                                            -      20,018                -       20,018
                                                     ========    ========         ========     ========

Income before extraordinary item                     $  1,705    $  2,769         $  6,901     $ 21,560
Extraordinary item                                          -           -                -       (1,131)
                                                     --------    --------         --------     --------
Net income                                           $  1,705    $  2,769         $  6,901     $ 20,429
                                                     ========    ========         ========     ========

Earnings per common share outstanding:
  Income before extraordinary item                        N/A    $    .14              N/A     $   1.08
  Extraordinary item                                      N/A           -              N/A         (.06)
                                                                 --------                      --------
  Net Income                                              N/A    $    .14              N/A     $   1.02
                                                                 ========                      ========


Fully Diluted Earnings Per Share:

Number of Shares:
  Common stock outstanding                                  -      20,018                -       20,018
  Assumed exercise of stock options*                        -           -                -            -
                                                     --------    --------         --------     --------
                                                            -      20,018                -       20,018
                                                     ========    ========         ========     ========

Income before extraordinary item                     $  1,705    $  2,769         $  6,901     $ 21,560
Extraordinary item                                          -           -                -       (1,131)
                                                     --------    --------         --------     --------
Net income                                           $  1,705    $  2,769         $  6,901     $ 20,429
                                                     ========    ========         ========     ========

Earnings per common share outstanding:
  Income before extraordinary item                        N/A    $    .14              N/A     $   1.08
  Extraordinary item                                      N/A           -              N/A         (.06)
                                                                 --------                      --------
  Net Income                                              N/A    $    .14              N/A     $   1.02
                                                                 ========                      ========


* Dilution from assumed exercise of stock options is less than 3 percent of earnings per common share outstanding, therefore, is not included in the calculation.